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                        CONSENT OF INDEPENDENT AUDITORS


We consent to incorporation by reference in the Registration Statement on Form S-8 of First Savings Financial Corp. (the "Company") of our report dated January 22, 1996 relating to the consolidated statements of financial condition of First Savings Financial Corp. as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, which report was incorporated by reference in the December 31, 1995 Form 10-KSB of First Savings Financial Corp. Our report dated January 22, 1996, refers to the fact on January 1, 1994, the Company changed its method of accounting for investments in debt and equity securities to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                                  /s/ KPMG Peat Marwick LLP

                                                  KPMG Peat Marwick LLP



June 17, 1996